SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                           COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                    --------------------------------------------
      2)    Form, Schedule or Registration Statement No.:
                                                         -----------------------
      3)    Filing Party:
                          ------------------------------------------------------
      4)    Date Filed:
                        --------------------------------------------------------

                           COMMUNITY BANKSHARES, INC.
                              791 Broughton Street
                              Post Office Box 2086
                        Orangeburg, South Carolina 29115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 24, 2001


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Community Bankshares, Inc., a South Carolina corporation (the "Company"), will be held at the Greater Sumter Chamber of Commerce, 32 East Calhoun Street, Sumter, South Carolina at 3:00 p.m., on Tuesday, April 24, 2001, for the following purposes:

     (1)  To elect five directors to serve three-year terms;

     (2) To vote on amendments to the 1997 Stock Option Plan to increase the number of shares reserved for issuance under the Plan and to permit non-employee Directors of the Company to participate in the Plan;

     (3) To ratify the appointment of J. W. Hunt & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Company at the close of business on March 15, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT (803) 535-1060. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY THE RECORD OWNER OF SHARES AT ANY TIME BEFORE IT IS EXERCISED.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By Order of the Board of Directors



                                            William W. Traynham
                                            President

Orangeburg, South Carolina
April 2, 2001

                           Community Bankshares, Inc.
                              791 Broughton Street
                              Post Office Box 2086
                        Orangeburg, South Carolina 29115


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 24, 2001

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of Community Bankshares, Inc., a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Greater Sumter Chamber of Commerce, 32 East Calhoun Street, Sumter, South Carolina at 3:00 p.m. on April 24, 2001, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone or other electronic means by directors, officers and regular employees of the Company. The Company may also ask banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 2, 2001.

      The Company's principal executive offices are located at 791 Broughton Street, Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 535-1060.

                                  ANNUAL REPORT

      The Annual Report on Form 10-K covering the Company's fiscal year ended December 31, 2000, including financial statements, constitutes the Company's Annual Report to Shareholders and is included (without exhibits) with this Proxy Statement. Such Annual Report does not form any part of the material for solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder who returns the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Community Bankshares, Inc., 791 Broughton Street, Orangeburg, South Carolina 29115, Attention: William W. Traynham, President. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its no par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 15, 2001 (the "Record Date"), the Company had issued and outstanding 3,199,180 shares of Common Stock, which were held of record by approximately 1,386 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting, including amendment of the 1997 Stock Option Plan and ratification of appointment of J. W. Hunt & Company, LLP as accountants for the fiscal year ending December 31, 2001, will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      If the shareholder appropriately specifies how the proxy is to be voted, it will be voted in accordance with his specifications. If the shareholder does not specify how the proxy is to be voted, the proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, "FOR" amendment of the 1997 Stock Option Plan, and "FOR" the ratification of the appointment of J. W. Hunt & Company, LLP as accountants for the fiscal year ending December 31, 2001. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder of the Company who wishes to present a proposal for action at the 2002 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company, 791 Broughton Street, Orangeburg, South Carolina 29115, Attention: William W. Traynham, President. Any shareholder who wishes for the Company to include any such proposal in its proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company to Mr. Traynham's attention no later than December 3, 2001. If any shareholder proposal is not received by Mr. Traynham by February 16, 2002, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents. Only proper proposals that are timely received will be included in the Company's proxy statement and proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 1, 2001, the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                                   Number of             % of
                                                                                     Shares             Common
Name (and Address                         Position in the Company                 Beneficially          Stock
of 5% Shareholders)                            and the Banks*                        Owned           Ownership**
-------------------                       -----------------------                 ------------       -----------
E. J. Ayers, Jr.               Director CBI, ONB, SNB, and FNB, Chairman and      86,980  (1)           2.71%
                                       Chief Executive Officer of CBI
Alvis J. Bynum                              Director CBI and SNB                  27,685  (2)              **
Martha Rose C. Carson                       Director CBI and ONB                  65,940  (3)           2.06%
Anna O. Dantzler                            Director CBI and ONB                  94,500  (4)           2.95%
J. M. Guthrie                     Director CBI, Chairman of ONB, Chairman        162,750  (5)           5.08%
   Post Office Box 649                   Executive Committee of CBI
   Orangeburg, SC 29116

Richard L. Havekost                         Director CBI and FNB                   9,450  (6)              **
Phil P. Leventis                   Director CBI and SNB, Chairman of SNB          38,357  (7)           1.20%
Jesse A. Nance                   Director CBI and FNB, President and Chief        10,110  (8)              **
                                          Executive Officer of FNB
William H. Nock                Director CBI and SNB, Chief Executive Officer      57,465  (9)           1.79%
                                            and President of SNB
Samuel F. Reid, Jr.                         Director CBI and ONB                  48,703  (10)          1.52%
William W. Traynham             Director CBI, ONB, SNB and FNB, President of      55,303  (11)          1.72%
                                    CBI, Chief Financial Officer of CBI
J. Otto Warren, Jr.              Director CBI and ONB, Vice Chairman of CBI      170,477  (12)          5.32%
   Post Office Box 666
   Orangeburg, SC 29116

Wm. Reynolds Williams                      Director CBI and FNB,                   9,816  (13)             **
                                              Chairman of FNB
Michael A. Wolfe               Director CBI and ONB, Chief Executive Officer      54,613  (14)          1.70%
                                            and President of ONB
All executive officers and                                                       906,311  (15)         27.56%
directors as a group (15 persons)

*CBI - the Company; ONB - Orangeburg National Bank; SNB - Sumter National Bank; FNB - Florence National Bank.
**Percentages not shown are less than one percent.

(1) Includes 1,260 shares owned by Nancy R. Ayers, Mr. Ayers' wife; 2,730 shares owned by an IRA for the benefit of Nancy R. Ayers; 2,730 shares held by an IRA for the benefit of Mr. Ayers; and 5,250 shares subject to currently exercisable stock options.
(2) Includes 5,874 shares owned by Marjorie F. Bynum, Mr. Bynum's wife; and 3,150 shares subject to currently exercisable options.
(3)  Includes 5,250 shares subject to currently exercisable options.
(4)  Includes 5,250 shares subject to currently exercisable options.

(5) Includes 157,500 shares owned jointly with Lou D. Guthrie, Mr. Guthrie's wife; and 5,250 shares subject to currently exercisable options.
(6)  Includes 1,050 shares subject to currently exercisable options.
(7) Includes 22,306 shares owned by the Dixie Beverage Co. of Sumter Profit Sharing Plan; 10,641 shares owned by LPT Enterprises, a limited partnership; 2,260 shares owned by an IRA for the benefit of Mr. Leventis; and 3,150 shares subject to currently exercisable options.
(8) Includes 4,752 shares owned by an IRA for the benefit of Mr. Nance, and 5,250 shares subject to currently exercisable options.
(9) Includes 1,335 shares owned by the Nock Family Trust; 277 shares owned by an IRA for the benefit of Linda H. Nock, Mr. Nock's wife; 38,989 shares held by Alex Brown and Sons for benefit of Mr. Nock; 2,727 shares held by Alex Brown & Sons for the benefit of Linda Nock; and 13,650 shares subject to currently exercisable incentive stock options.
(10) Includes 14,053 shares held by Mr. Reid as trustee for his minor children; 16,800 shares owned by Rosa G. Reid, Mr. Reid's wife; and 5,250 shares subject to currently exercisable options.
(11) Includes 18,436 shares owned jointly with Margaret S. Traynham, Mr. Traynham's wife; 2,002 shares owned jointly with minor children; and 13,650 shares subject to currently exercisable incentive stock options.
(12) Includes 52,677 shares owned by Mildred J. Warren, Mr. Warren's wife; and 5,250 shares subject to currently exercisable options.
(13) Includes 8,766 shares owned jointly with Mary T. Williams, Mr. Williams' wife; and 1,050 shares subject to currently exercisable options.
(14) Includes 2,113 shares owned by Joye McGrady Wolfe as custodian for minor children; and 13,650 shares subject to currently exercisable incentive stock options.
(15) Includes 89,512 shares subject to currently exercisable stock options.

                              ELECTION OF DIRECTORS

      The Bylaws of the Company provide for a Board of Directors consisting of not less than nine nor more than twenty-four directors divided into three classes each serving three-year staggered terms. The number of directors is currently fixed by the Board at fourteen. Five directors have been nominated for re-election by the shareholders at the 2001 Annual Meeting to serve for three-year terms. All directors serve until their successors are elected and qualified to serve. All of the nominees are presently directors of the Company and have served continuously since first becoming directors.

      Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his or her stead, of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the proposed directors will be unable or unwilling to serve if elected.

                                   MANAGEMENT

Directors

      The table below sets forth the age, business experience for the past five years, and term in office for each of the directors of the Company. Each of the directors of the Company is also a director of one or more of the subsidiary banks. There are no family relationships among any of the directors or executive officers of the Company.

Name, Address (and age)       Director Since            Business Experience During the Past 5 Years
-----------------------       ---------------           -------------------------------------------

                    Nominees for Election to Serve until 2004

Anna O. Dantzler (61)              1994             Retired since 1989; former customer service representative
Orangeburg, S.C.                                    for Orangeburg National Bank

Richard L. Havekost (60)           1998             Licensed professional engineer; Principal in Raldex, Inc.
Florence S.C.                                       (investor in motel  properties);  Principal and Secretary of RDBP, Inc. (retail beverage  store);  1967-1993,  employed by Nucor Corp.  in various  capacities, including  Vice  President of Nucor Corp.  and General  Manager of the Florence
                                                    Division

William H. Nock (55)               1996             President and Chief Executive Officer, Sumter National Bank
Sumter, S.C.                                        since June 1996; Vice President of the Company from August,  1995 - June, 1996;
                                                    Senior Vice President,  Finance,  Carolina First Bank, April, 1995 -July, 1995;
                                                    President and Chief  Executive  Officer,  Aiken County  National  Bank,  1992 -
                                                    April, 1995

Samuel F. Reid, Jr. (52)           1994             Attorney, Horger, Barnwell & Reid
Orangeburg, S.C.

William W. Traynham (45)           1992*            President and Chief Financial Officer of the Company
Orangeburg, S.C.

                  Current Directors Whose Terms Expire in 2002

Martha Rose C. Carson (65)         1987*            President, Marty Rae, Inc., apparel and furniture retailers
Orangeburg, S.C.

J. M. Guthrie (73)                 1987*            President, Superior Motors, Inc., car dealership; Chairman
Orangeburg, S.C.                                    of the Board of Directors of Orangeburg National Bank
                                                    since March 1998

Phil P. Leventis (54)              1996             President and Chief Executive Officer, Dixie Central
Sumter, S.C.                                        Distributing Co., Inc.,  wholesale  beverage  distributor;  member of the South
                                                    Carolina  State Senate;  Chairman of the Board of Directors of Sumter  National
                                                    Bank since June 1996

Wm. Reynolds Williams (54)         1998             Attorney, Managing Partner, Willcox, Buyck & Williams,
Florence, S.C.                                      P.A.;  Chairman of the Board of Directors of Florence  National Bank since July
                                                    1998

Michael A. Wolfe (43)              1992*            President of Orangeburg National Bank since 1992,
Orangeburg, S.C.                                    Chief Executive Officer of Orangeburg National Bank since June 1996

                  Current Directors whose Terms Expire in 2003

E. J. Ayers, Jr. (68)              1987*            Chairman of the Board of Directors and Chief Executive
Orangeburg, S.C.                                    Officer of the Company since January,  1999; retired President,  C.M. Dukes Oil
                                                    Co., oil distributor and auto parts supplier

Alvis J. Bynum (63)                1996             Retired President, Cities Supply Co., waterwork supplies
Sumter, S.C.                                        distributor

J. Otto Warren, Jr. (73)           1987*            President, Warren and Griffin Lumber Co., Inc. and Home
Orangeburg, S.C.                                    Builder's Supply Co., Inc., builders' supply and lumber
                                                    manufacturer

Jesse A. Nance (47)                1998             President and Chief Executive Officer of Florence National
Florence S.C.                                       Bank since July,  1998;  Vice President of the Company from June, 1997 to July,
                                                    1998;  Vice  President  of First Union  National  Bank of South  Carolina  from
                                                    November, 1989 to June, 1997

--------------------
* Includes service as Director of Orangeburg National Bank prior to formation of the Company in 1992.

Executive Officers

         Information about Mr. Ayers, the Chief Executive Officer of the Company, and Mr. Traynham, the President and Chief Financial Officer of the Company, is set forth above under "--Directors." Donald Newnham, age 63, is Senior Vice President, Operations, of the Company. Mr. Newnham has been employed by the Company since March 1998. Prior to that time, from 1981 to 1998, Mr. Newnham was Senior Vice President and Operations Administrator of First National Bank, Orangeburg, South Carolina.

Meetings of the Board of Directors and Committees

         The Board of Directors of the Company held 12 meetings during 2000. Each director, except Mr. Leventis and Mr. Williams, attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he served during the period in 2000 for which he served as director.

         The Company has an Audit Committee comprised of Alvis J. Bynum (chairman), Martha Rose C. Carson, Anna O. Dantzler, Richard L. Havekost, Samuel
F. Reid, Jr. and J. Otto Warren, Jr., all of whom are non-employee directors. The Audit Committee oversees the internal and external audit function. The Audit Committee met seven times in 2000. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent as defined in Section 121 (A) of the American Stock Exchange's listing standards, as modified or supplemented.

         The Company has a Compensation Committee comprised of Richard L. Havekost (chairman), Wm. Reynolds Williams, J. M. Guthrie, Samuel F. Reid, Phil
P. Leventis and Alvis J. Bynum. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation for the senior officers of the Company. The Compensation Committee met six times during 2000.

Nomination of Directors

         The Company's Articles of Incorporation provide that no person shall be eligible to be elected a director at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at the meeting by giving written notice of such nomination to the Secretary of the Company at least 30 days prior to the date of the meeting.

         The Board of Directors acts as a nominating committee and will consider recommendations by shareholders of persons to be included as management nominees for directors if the following procedures are met. Recommendations shall be in writing and be delivered or mailed to the President of the Company not less than 30 days or more than 50 days prior to any meeting of shareholders called for the election of directors. Such recommendations shall contain the following information to the extent known by the shareholder making the recommendation:
(1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares that will be voted for each proposed nominee; (4) the name and residence address of the shareholder making the recommendation; and (5) the number of shares owned by the shareholder making the recommendation.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table summarizes for the years ended December 31, 2000, 1999 and 1998 the compensation paid to the Chairman and Chief Executive Officer of the Company and to executive officers of the Company or its subsidiaries who received compensation greater than $100,000 in 2000.

                           Summary Compensation Table

                                                                                      Long-Term
                                                                                    Compensation
                                                            Annual                     Awards
                                                         Compensation                Securities
                                                         ------------                 Underlying           All Other
                                            Year        Salary        Bonus          Options(2)       Compensation (3)
                                            ----        ------        -----       ---------------     ----------------

E. J. Ayers, Jr.(1)                         2000       $ 82,000            -                 -              $12,163
Chairman and Chief Executive Officer of     1999         82,000            -             5,250                8,200
the Company

William W. Traynham                         2000       $135,000       $9,450                 -              $23,562
President of the Company                    1999        130,000        9,100             5,250               21,250
                                            1998        124,092            -                 -               11,674

Michael A. Wolfe                            2000       $135,000       $9,450                 -              $26,268
President and Chief Executive Officer       1999        130,000        9,100             5,250               21,250
of Orangeburg National Bank                 1998        126,929            -                 -               11,565

William H. Nock                             2000       $135,000       $4,050                 -               $4,050
President and Chief Executive Officer       1999        130,000       13,000             5,250                3,900
of Sumter National Bank                     1998        115,382            -                 -                3,540

Jesse A. Nance(4)                           2000       $109,847       $5,737                 -               $3,220
President and Chief Executive Officer       1999        101,840            -             5,250                3,055
of Florence National Bank                   1998         94,741            -                 -                2,842

-----------------------------------------
(1)  Mr. Ayers has only served as an employee of the Company since January 1999.
(2)  Adjusted to reflect the 5% stock dividend issued January 31, 2000.
(3) This column sets forth Company contributions to the 401(K) plan on behalf of the named executive officers. For Messrs. Wolfe and Traynham, it also includes unused sick and vacation leave payments. Such payments totaled $7,780 and $7,500 in 2000 and 1999, respectively, to each of Mr. Wolfe and Mr. Traynham.
(4) Mr. Nance became President of Florence National Bank in July 1998. From June 1997 to July 1998, Mr. Nance served as Vice President of the Company while assisting with organization of Florence National Bank.



       Aggregated Option Exercises in 2000 and 2000 Year End Option Values

         The following table sets forth information about stock options held at December 31, 2000 by the executive officers listed in the Summary Compensation Table. No options were granted and no options were exercised in 2000.

                                             Number of Securities                  Value of Unexercised
                                            Underlying Unexercised                     In-the-Money
                                               Options 12/31/00                      Options 12/31/00
                                               ----------------                      ----------------

Name                                 Exercisable        Unexercisable      Exercisable(1)      Unexercisable
----                                 -----------        -------------      --------------      -------------

E. J. Ayers                              5,250                   -            $     0                  -
Jesse A. Nance                           5,250                   -                  0                  -
William H. Nock                         13,650                   -             28,392                  -
William W. Traynham                     13,650                   -             28,392                  -
Michael A. Wolfe                        13,650                   -             28,392                  -

 (1) Based on a fair value of $11.00 per share, the closing price on December 31, 2000. Each of the above persons holds options for 5,250 shares at an exercise price per share of $12.83. Messrs. Nock, Traynham and Wolfe also each have options for 8,400 shares at an exercise price per share of $7.62.

Compensation Committee Interlocks And Insider Participation

         The members of the Compensation Committee for the year ended December 31, 2000 were Richard L. Havekost, Chair, Alvis J. Bynum, J. M. Guthrie, Phil P. Leventis, Samuel F. Reid and Wm. Reynolds Williams.

         The law firm of Horger, Barnwell and Reid, in which Samuel F. Reid is a partner, provided legal services to the Company in 2000, and is continuing to provide legal services to the Company in 2001. The law firm of Willcox, Buyck and Williams, P.A. in which Wm. Reynolds Williams is a member, provided legal services to the Company in 2000, and is continuing to provide legal services to the Company in 2001.

Board Report On Executive Officer Compensation

         The Compensation Committee is required to provide the shareholders a report discussing the basis for the Compensation Committee's action in establishing compensation for the Company's and the Banks' executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors upon which the compensation paid the Company's Chief Executive Officer was based.

         The philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers of the Company and its Banks, which are based on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers that are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's and the Banks' executive officers is reviewed and approved annually by the Compensation Committee.

         Annual compensation for the Company's Chief Executive Officer and other senior executive officers consists of three elements.

         -A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided key executives of other financial institutions of similar size and performance.

         -A  short-term  cash  incentive  program  that is  directly  linked  to
         individual   performance   and  indirectly   linked  to  the  Company's
         performance.

         -A long-term incentive program that provides from time to time stock options to executive officers. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of a stockholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases over the option grant price.

         For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2000, the Company set the Chief Executive Officer's base salary at $82,000. During 2000 the Committee set the base salary for each of Mr. Wolfe, President of Orangeburg National Bank, Mr. Nock, President of Sumter National Bank, and Mr. Traynham, President of Community Bankshares at $135,000. The base salary for Mr. Nance, President of Florence National Bank, was set at $103,000 at the beginning of the year, but was increased to $114,738 in June of 2000 in recognition of the profitability of Florence National Bank.

         The Compensation Committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's 2000 financial performance, a 14.67% return on equity. This performance indicator is updated annually, where needed, to help determine any adjustment in the Company's key executives' salary.

         For the Company's key executives, the Compensation Committee approved annual cash incentive bonuses based on 2000 results payable in 2001 that ranged from 0% to 7% of base salary. For purposes of determining the cash incentive bonus payable during 2001 for 2000, the Company considered actual operating results and individual performances of the involved officers. Mr. Wolfe and Mr. Traynham were each approved for a 7% of 2000 base salary incentive bonus. Mr. Nock was approved for a 3% of 2000 base salary incentive bonus. Mr. Nance was approved for a 5% of 2000 base salary incentive bonus. The Company also made 7% profit sharing contributions to Messrs. Ayers', Traynham's and Wolfe's 401(K) accounts. Neither Sumter National Bank nor Florence National Bank currently makes profit sharing contributions to the 401(K) Plan. Accordingly, contributions were not made on behalf of either Mr. Nock or Mr. Nance.

         This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer.

                  Richard L. Havecost, Chair            Phil P. Leventis
                  Alvis J. Bynum                        Samuel F. Reid
                  J. M. Guthrie                         Wm. Reynolds Williams

Shareholder Performance Graph

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

         The performance graph below compares the Company's cumulative total return over the most recent five year period with the Russell 2000 Index (reflecting overall stock market performance for small cap stocks) and the SNL Southeast Bank Index (reflecting changes in banking industry stocks in the southeastern U. S.), and a peer group index consisting of all the publicly traded banks and thrifts in South Carolina. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. Prior to November 20, 1996 the common shares of the Company were not listed on any national stock exchange, consequently the values presented below for prior periods are based on the limited information available to management at that time. Values presented subsequent to that date are based on transactions as reported through the American Stock Exchange.


                                                                            Period Ending
                                                                            -------------
Index                                             12/31/95     12/31/96    12/31/97    12/31/98     12/31/99    12/31/00
-----                                             --------     --------    --------    --------     --------    --------
Community Bankshares, Inc.                         100.00       125.78      286.91      296.56       278.20      251.86
Russell 2000                                       100.00       116.49      142.55      138.92       168.45      163.36
SNL Southeast Bank Index                           100.00       137.27      208.09      221.53       174.32      175.04
Publicly Traded Banks & Thrifts in SC              100.00       123.19      211.49      207.93       166.54      152.85

Change of Control Agreements

         In 1999, the Company entered into Change of Control Agreements with Messrs. Ayers, Traynham, Wolfe, Nock and Nance. The principal purpose of the agreements is to protect these executives against a change in control of the Company. The agreements provide that, if within five years after the date of the agreements, any change of control of the Company is effected, then the executive will be entitled to certain benefits. A change of control of the Company will be deemed to have been effected for purposes of the Agreement if: (i) voting control of the Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) the Company is merged with or into any other entity and the Company is not the surviving entity of the merger, (iii) voting control of any subsidiary of the Company by which the executive is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any subsidiary of the Company by which the executive is principally employed is merged with or into another entity that is not also a subsidiary of the Company and such subsidiary is not the surviving entity of the merger. If the executive terminates his employment with the Company or his employment is terminated by the Company at any time within six months following the effective date of a change in control, the executive will be entitled to a lump sum payment equal to twice his annual salary in effect at the date of termination. The Agreement requires certain adjustments in the event that the lump sum payment exceeds the amount prescribed by Section 280G of the Internal Revenue Code. The term of the Agreement extends automatically for an additional year on each annual anniversary thereof, unless the Company gives 30 days prior notice to the executive that the term will not be extended.

         The foregoing description of the Change of Control Agreements is merely a summary of such agreements and is qualified in its entirety by reference to the agreements, the form of which is filed as an exhibit to the Company's Form 10-QSB for the quarter ended June 30, 1999.

Director Compensation

         The Company pays directors who are not employees of the Company or its subsidiaries $200 per month for service as directors. In addition, Orangeburg National Bank pays monthly fees of $600 to its non-employee directors. Sumter National Bank pays monthly fees of $300 to its non-employee directors. In July, 2000 Florence National Bank began paying monthly fees of $300 to its non-employee directors. Director fees paid by the Company in 2000 totaled
$137,000. Director fees paid by Orangeburg National Bank in 2000 totaled $72,000. Director fees paid by Sumter National Bank in 2000 totaled $29,000. Director fees paid by Florence National Bank in 2000 totaled $14,000.

Employee Benefit Plans

         401(K) Plan

         Effective January 1, 1990, Orangeburg National Bank established a defined contribution plan pursuant to Internal Revenue Code Section 401(k). The Plan was assumed by the Company upon acquisition of Orangeburg National Bank. All employees who have completed 500 hours of service during a six-month period and have attained age 18 will participate as of the January 1 or July 1 closest to the date on which the employee meets the eligibility requirements.

         A participant may elect to make tax deferred contributions up to a maximum of 12% of eligible compensation. The Company will make a matching contribution on behalf of each participant in the amount of 100% of the deferral, not exceeding 3% of the participant's compensation. The Company may also make elective contributions determined at the discretion of the Board of Directors. The Company's contributions for the years ended December 31, 2000, 1999 and 1998, were $242,000, $149,000 and $140,000, respectively.

         1997  Stock Option Plan

         For information about the 1997 Stock Option Plan, see "AMENDMENT TO THE 1997 STOCK OPTION PLAN" below.

                     AMENDMENT TO THE 1997 STOCK OPTION PLAN

         At the 1997 Annual Meeting of Shareholders, the shareholders approved the 1997 Stock Option Plan, which, as amended and as adjusted for stock dividends, reserved 285,600 shares of Common Stock for issuance pursuant to the exercise of options granted pursuant to the plan. Of the 285,600 shares reserved for issuance under the plan, 95,550 shares were reserved for issuance pursuant to exercise of non-qualified stock options and the remainder were reserved for issuance upon the exercise of "incentive stock options" within the meaning of the Internal Revenue Code.

         At the 2001 Annual Meeting, shareholders will be asked to vote on amendments to the 1997 Stock Option Plan for the purpose of increasing the number of shares reserved for issuance under the Plan from 285,600 to 485,600 and permitting participation in the Plan by non-employee directors of the Company. Of the additional shares, 100,000 will be reserved for issuance pursuant to the exercise of incentive stock options and 100,000 will be reserved for issuance pursuant to the exercise of non-qualified stock options.

         Options may be granted pursuant to the plan to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. The Company and its subsidiaries currently have 84 employees. Non-employee directors are not presently permitted to participate in the Plan, but the Company is seeking shareholder approval at the Annual Meeting of an amendment to the Plan to permit participation by such persons. If the amendment is approved, directors would only be eligible to be granted non-qualified stock options.

         All incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date grant, as determined by the Board of Directors. Non-qualified options will have such exercise prices as may be determined by the Board of Directors at the time of grant, and such exercise prices may be less than fair market value. The Board of Directors may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Board of Directors also selects the employees to receive grants under the plan and determines the number of shares covered by options granted under the plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options, the exercise price and the exercise date of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. The Board of Directors may amend, suspend or terminate the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The plan will terminate on March 16, 2007, and no options will be granted thereunder after that date.

         Under federal tax law and regulations, the granting of a stock option does not produce income to the optionee or a tax deduction for the Company unless the option itself has a determinable market value and is not an incentive stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares over the option exercise price is taxable to the optionee as ordinary income and deductible as an expense by the Company. The cost basis of the shares acquired is the fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the stock acquired over the option price will be an item of tax preference to the optionee, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the stock is made within two years from the date of grant of the incentive stock option nor within one year after the transfer of the stock to the optionee, the optionee does not realize income as a result of exercising the incentive stock option; the tax basis of the stock received is the option price; any gain or loss realized on the ultimate sale of the stock is long-term capital gain or loss, and the Company is not entitled to any tax deduction by reason of the exercise. If the optionee disposes of the stock within the two-year or one-year periods referred to above, the excess of the fair market value of the stock at the time of exercise (or the proceeds of disposition, if less) over the option price will at that time be taxable to the optionee as ordinary income and deductible by the Company. For determining capital gain or loss on such a disposition, the tax basis of the stock will be the fair market value at the time of exercise.

         There are currently outstanding incentive options to purchase 63,840 shares and nonqualified options to purchase 157,920 shares. Because of the discretion given to the Board of Directors in selecting persons to whom grants of options will be made and the number of options granted, the benefits or amounts any individual might receive under the Plan with respect to future grants of options are not presently determinable.

         The Board of directors recommends a vote "FOR" approval of the amendments to the 1997 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The banks have loan and deposit relationships with some of the directors of the Company and some of the directors of the subsidiaries of the Company and with companies with which the directors are associated as well as members of the immediate families of the directors ("Affiliated Persons"). (The term `members of the immediate families for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) The total loans outstanding to these parties at December 31, 2000, were $7,299,000. Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

         The law firm of Horger, Barnwell and Reid, in which Samuel F. Reid, a director of the Company, is a partner, provided legal services to the Company in 2000, and is continuing to provide legal services to the Company in 2001. The law firm of Willcox, Buyck and Williams, P.A. in which Wm. Reynolds Williams, a director of the Company, is a member also provided legal services to the Company in 2000, and is continuing to provide legal services to the Company in 2001.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion during 2000, except that the Company inadvertently failed to file for each non-employee director a Form 4 with respect to the grant of options. It is the Company's practice to assist directors with filing of Section 16(a) reports.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt & Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2001, subject to ratification by the shareholders. A representative of J. W. Hunt & Company, LLP is expected to be present at the 2001 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires, and will respond to appropriate questions from shareholders.

Audit Fees

         During 2000, J. W. Hunt & Company, LLP did not bill the Company for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, but billed $7,425 for reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2000 will be approximately $50,000.

Financial Information Systems Design and Implementation Fees

         During the year ended December 31, 2000, J. W. Hunt & Company, LLP did not provide the Company with any services related to financial information systems design or implementation.

All Other Fees

         During the year ended December 31, 2000, J. W. Hunt & Company, LLP billed the Company an aggregate of $9,790 for other professional services provided during 2000, including accounting research and internal auditing. The Company estimates that J. W. Hunt & Company, LLP will bill an additional $5,000 during 2001 for preparation of tax returns for 2000.

         The Audit Committee has reviewed the services provided by J. W. Hunt & Company, LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining J. W. Hunt's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee has discussed with the Company's independent auditors, J. W. Hunt & Company, LLP, the matters required to be discussed by SAS 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from J. W. Hunt & Company, LLP, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with J. W. Hunt & Company, LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    Alvis J. Bynum, Chair                        Richard L. Havekost
    Martha Rose C. Carson                        Samuel F. Reid, Jr.
    Anna O. Dantzler                             J. Otto Warren, Jr.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements (but not including exhibits), is being provided free of charge with this Proxy Statement to each shareholder of record. Copies of exhibits to the Form 10-K will be provided upon written request to William W. Traynham, President, Community Bankshares, Inc., Post Office Box 2086, Orangeburg, South Carolina 29116, at a charge of 20(cent) per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.


                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                                                     APPENDIX A

                            COMMUNITY BANKSHARES INC.
                    CHARTER AND POWERS OF THE AUDIT COMMITTEE

               RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

           - Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company (the Company refers to Community Bankshares and its banking subsidiaries);

           -   Overseeing   that   management  has  established  and  maintained
               processes to assure that an adequate system of internal control is functioning within the Company;

           -   Overseeing   that   management  has  established  and  maintained
               processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

               RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding at least four regular meetings and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the Internal Auditor;

2.   Approving an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4. Reviewing and concurring in the appointment, replacement, reassignment or dismissal of the internal auditor;

5. Confirming the independence of the independent auditor and the internal auditor, including a review of any management consulting or related services provided by the independent auditor;

6. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit strategy and plans, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

7.   Reviewing  with  management,   the  independent  accountants  and  internal
     auditors significant risks and exposures, audit activities and significant audit findings;

8. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

9. Reviewing the Company's audited annual consolidated financial statements and the independent accountant's opinion rendered with respect to such consolidated financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

10.  Reviewing the interim and annual financial reports filed with the SEC;

11. Reviewing the adequacy of the Company's systems of internal control, including computerized information systems, controls and security;

12. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

13. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

14. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

15. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

16. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

17. Maintaining minutes or other records of meetings and activities of the Audit Committee;

18. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

19. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

20. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                                     PROXY

                           COMMUNITY BANKSHARES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY - APRIL 24, 2001

         E. J. Ayers, Jr. and Alvis J. Bynum, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Community Bankshares, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 24, 2001, and at any adjournment thereof, as follows:

1.   Election of    [ ] FOR all nominees listed    [ ]  WITHHOLD AUTHORITY
     Directors.         below                           to vote for all nominees
                                                        listed below

                    [ ] WITHHOLD  AUTHORITY  only on the following nominees:

                    Instructions:   To  withhold   authority  to  vote  for  any
                    individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: Three Year Terms:  Anna O. Dantzler,  Richard L. Havekost,  William H.
                             Nock, Samuel F. Reid, Jr. and William W. Traynham

2. Amendments to the 1997 Stock Option Plan to increase from 285,600 to 485,600 the number of shares reserved for issuance upon exercise of options, and to permit non-employee Directors of the Company to participate in the Plan.

            [ ]    FOR         [ ]      AGAINST         [ ]      ABSTAIN

3. Proposal to ratify appointment of J. W. Hunt & Company, LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001.

            [ ]    FOR         [ ]      AGAINST         [ ]      ABSTAIN

4. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated:____________,  2001                _______________________________________


                                         _______________________________________